Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Checkpoint Therapeutics, Inc.

New York, New York

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 11, 2020, relating to the financial statements of Checkpoint Therapeutics, Inc., appearing in the Company’s Annual Report on Form 10-K for the year ended December 31, 2019.

/s/ BDO USA, LLP

New York, New York

November 27, 2020